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                                                                  EXHIBIT (j)(l)



  SUTHERLAND                                        1275 Pennsylvania Avenue, NW
  - ASBILL & -                                        Washington, DC  20004-2415
  BRENNAN  LLP                                                      202.383.0100
Attorneys at Law                                                fax 202.637.3593
                                                                  www.sablaw.com

                                  June 29, 1999

       STEVEN B. BOEHM
 DIRECT LINE: (202) 383-0176
 Internet: sboehm@sablaw.com


The Board of Trustees
TIAA-CREF Institutional Mutual Funds
730 Third Avenue
New York, New York  10017-3206

                  Re:      TIAA-CREF Institutional Mutual Funds
                           Registration Statement on Form N-1A
                           File Nos. 333-76651 and 811-09301

Ladies and Gentlemen:

       We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Pre-Effective Amendment No. 3 to the above-captioned registration statement on Form N-1A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                         Sincerely,

                         SUTHERLAND ASBILL & BRENNAN LLP

                                  /s/ Steven B. Boehm
                         By:
                             -------------------------------
                                  Steven B. Boehm


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